Exhibit 99.1

CONTACT

Meg Maise (Corporate Press/Investor Relations)

Take-Two Interactive Software, Inc.

(646) 536-2932

meg.maise@take2games.com

Take-Two Interactive Software, Inc. Names Gary Dale Chief Operating Officer

New York, NY- August 14, 2008 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced that Gary Dale, previously Executive Vice President of Take-Two, has been named Chief Operating Officer of the Company. In his new role, Mr. Dale will be responsible for Take-Two’s publishing labels, as well as continuing to oversee the Company’s sales activities, international expansion and business development initiatives. He will continue to report to Ben Feder, Chief Executive Officer of Take-Two.

Mr. Dale had been Executive Vice President of Take-Two since December 2007, and previously served as COO of Rockstar Games from January 2007 through December 2007.  Prior to joining Rockstar Games, Mr. Dale was the European Managing Director of Capcom Entertainment, Inc. beginning in 2003.  Mr. Dale has a long history of association with Take-Two.  From 1994 to 1998, he was President of the Interactive Software and Video Division of BMG Entertainment until Take-Two acquired BMG Interactive in March 1998.

“Gary Dale has been a valuable member of the Company’s management team, serving in a number of increasingly important roles,” said Ben Feder.  “He also is highly experienced in many of the disciplines that will be essential to Take-Two’s future growth, including the operations of our publishing labels, global market expansion, sales and distribution, and business development.  We look forward to further contributions from Gary in his new position as our COO.”

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC,  PLAYSTATION®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® and Xbox® video game and entertainment systems from Microsoft, Wii™, Nintendo GameCube™, Nintendo DS™ and Game Boy® Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and 2K Play, and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Important Legal Information

In connection with the tender offer commenced by Electronic Arts Inc., the Company has filed with the Securities Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9. The Company’s stockholders should read carefully the Solicitation/Recommendation Statement on Schedule 14D-9 (including any amendments or supplements thereto) prior to making any decisions with respect to Electronic Arts’ tender offer because it contains important information. Free copies of the Solicitation/Recommendation Statement on Schedule 14D-9 and the related amendments or supplements thereto that the Company has filed with the SEC are available at the SEC’s website at www.sec.gov. This communication does not constitute an offer to sell or invitation to purchase any securities or the solicitation of an offer to buy any securities, pursuant to Electronic Arts’ tender offer or otherwise.

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These risks and uncertainties include the matters relating to the Special Committee’s investigation of the Company’s stock option grants and the restatement of our consolidated financial statements. The investigation and conclusions of the Special Committee may result in claims and proceedings relating to such matters, including previously disclosed shareholder and derivative litigation and actions by the Securities and Exchange Commission and/or other governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. Further risks and uncertainties associated with Electronic Arts’ tender offer to acquire the Company’s outstanding shares are as follows: the risk that key employees may pursue other employment opportunities due to concerns as to their employment security with the Company; the risk that the acquisition proposal will make it more difficult for the Company to execute its strategic plan and pursue other strategic opportunities; the risk that the future trading price of our common stock is likely to be volatile and could be subject to wide price fluctuations; and the risk that stockholder litigation in connection with Electronic Arts’ tender offer, or otherwise, may result in significant costs of defense, indemnification and liability. Other important factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007, in the section entitled “Risk Factors,” as updated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2008, in the section entitled “Risk Factors.” All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made.

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